CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004 relating to the financial statements and financial statement schedules of ACE Limited, which appears in ACE Limited's Annual Report on Form 10-K for the year ended December 31, 2003.



PricewaterhouseCoopers LLP
New York, New York
June 15, 2004